Archer And Karem Aircraft Announce Exclusive Collaboration To Utilize Military-Grade Rotor Technology On Archer’s Next-Generation Dual-Use VTOL Aircraft ● Integral to Archer’s strategic partnership with Anduril is the goal of delivering an autonomous, hybrid propulsion, vertical take-off and landing aircraft that can help modernize the U.S. and its allies’ vertical lift capabilities. ● The strategic alliance with Karem gives Archer exclusive access to the key aspects of Karem's pioneering tiltrotor technology, which has been validated by the U.S. Army, to accelerate Archer’s development of a versatile dual-use aircraft platform ● This new alliance, coupled with Archer’s acquisitions of Overair’s and Lilium’s patented technology, makes Archer uniquely positioned to bring to market a next-generation aircraft that can be capable of rapidly moving through contested airspace with a low thermal and low acoustic signature ● Karem Aircraft, founded in 2004, is an innovative developer of aerospace technology, known for Abe Karem's pioneering work that created the modern drone, and for the company's continued innovation in rotorcraft SANTA CLARA & ORANGE COUNTY, CA, December 1, 2025 – Archer Aviation Inc. (NYSE: ACHR) today announced an exclusive collaboration with Karem Aircraft, giving Archer access to the key aspects of Karem’s advanced, military-grade rotor and tiltrotor technologies for integration into Archer’s next-generation autonomous, hybrid-propulsion VTOL aircraft.

The collaboration marks a significant addition to Archer’s strategy as the company accelerates development of its dual-use vertical lift platform, designed to modernize certain legacy capabilities still in service across the U.S. and allied militaries. Archer’s objective is to deliver a multi-mission aircraft that combines modern autonomy, long-range hybrid-electric propulsion, and advanced aeromechanics capable of addressing the demands of both commercial and military operations. With exclusive access to Karem’s validated tiltrotor technology, plus the intellectual property portfolios recently acquired from Overair and Lilium, Archer is bringing together what it believes to be one of the most advanced technology stacks in next-generation VTOL aviation. These combined assets are expected to enable an aircraft with the speed, range, payload, and low- thermal and acoustic signatures necessary for missions across contested airspace. “As we build the next generation of dual-use vertical lift aircraft, partnering with the pioneers who have shaped modern rotorcraft is essential,” said Adam Goldstein, Archer Founder and CEO. “Karem’s military-grade rotor systems are among the most advanced Army-validated technologies in the world. Integrating them into our next-gen hybrid VTOL platform positions Archer to move faster and deliver capabilities that legacy systems simply can’t match. This collaboration strengthens our dual-use strategy and accelerates our path toward fielding an aircraft built for the contested environments of tomorrow.” “Karem Aircraft has always focused on delivering transformational rotor and VTOL technologies to serve the most demanding military and commercial missions,” Abe Karem, founder of Karem Aircraft, commented. “Archer’s vision for a dual-use, hybrid VTOL platform aligns perfectly with our belief that the next leap in vertical lift requires both advanced aeromechanics and modern autonomy. We’re excited to collaborate with Archer as they look to bring to market the next generation of tiltrotor capability.” This collaboration with Karem follows Archer’s recently announced agreement to supply its proprietary electric powertrain to Anduril and EDGE Group for their new Omen Autonomous Air Vehicle, a milestone that marked the first time Archer has made its vertically integrated, aviation-grade powertrain available to a third party. That announcement, combined with today’s news, underscores Archer’s accelerating expansion into the dual-use and hybrid VTOL space, leveraging its core technologies across both commercial and defense programs to help drive the next generation of vertical lift capabilities. About Archer Aviation Archer is designing and developing the key enabling technologies and aircraft necessary to power the future of aviation. To learn more, visit www.archer.com. About Karem Aircraft Karem Aircraft, Inc. is a privately held aerospace development firm headquartered in Lake Forest, California. Founded by renowned aerospace designer Abe Karem, the company specializes in advanced rotorcraft and VTOL technologies, including its patented Optimum

Speed Rotor designs. With a legacy of innovation—including contributions to the Predator drone and A160 Hummingbird—Karem continues to deliver cutting-edge solutions for defense and commercial applications. For more information, visit www.karemaircraft.com. Forward-Looking Statements This press release contains forward-looking statements regarding Archer Aviation’s future business plans, expectations, and opportunities. These statements include those regarding its design and target specifications of its aircraft, the pace of design, development, certification, testing, manufacturing and commercialization of its planned eVTOL aircraft, or its ability to do so at all; aircraft use cases; and plans and anticipated benefits of acquisitions, strategic investments, and collaborations with third parties. In addition, this press release refers to agreements that remain conditional, subject to the future execution of definitive agreements and the satisfaction of certain conditions. Such agreements may not be completed or may contain different terms than those currently contemplated. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. The risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Archer’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, available at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on assumptions that Archer believes to be reasonable as of the date of this press release. Archer undertakes no obligation to update these statements as a result of new information or future events. Archer Media Contacts Archer@TheBrandAmp.com Karem Media Contacts Media@karemaircraft.com Source: Archer Aviation Text: ArcherIR